Exhibit 1A-11

Consent of Independent Auditors

Consent of Independent Auditors We consent to the use in this Offering Statement on Form 1-A of East Bay Permanent Real Estate Cooperative, Inc. of our report dated March 20, 2024, relating to the financial statements of East Bay Permanent Real Estate Cooperative, Inc. as of December 31, 2023 and 2022, and for the years then ended; and to the reference of our firm under the heading “Experts” in the Offering Circular, which is part of this Offering Statement.

Wegner CPAs, LLP

Madison, Wisconsin

July 18, 2024

608.274.4020 | wegnercpas.com